Exhibit 10.1

DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT is made as of September _14_, 2022 (the “Agreement”), by and between LifeMD, Inc., a Delaware corporation (the “Company”), and Robert Jindal, an individual with an address of 15040 Audubon Lakes Drive, Baton Rouge, LA 70810 (the “Director”).

WHEREAS, the Company and the Director desire to enter with respect to the appointment of the Director;

WHEREAS, the Director is willing to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1. Position. Subject to the terms and provisions of this Agreement, the Director hereby agrees to serve the Company as a member of the Company’s Board of Directors (the “Board”), upon the terms and conditions hereinafter set forth, provided, however, that the Director’s service on the Board after the next annual stockholders’ meeting shall be subject to approval by the Company’s stockholders.

2. Duties.

(a) During the Directorship Term (as defined herein), the Director shall make reasonable business efforts to attend all Board meetings, serve on appropriate committees and subcommittees as reasonably requested by the Board, make himself available to the Company at mutually convenient times and places, attend external meetings and presentations as appropriate and convenient, and perform such duties, services, and responsibilities—and have the authority—commensurate with such position.

(b) The Director will use reasonable efforts to promote the interests of the Company. The Company recognizes that the Director (i) is or may become a full-time executive employee of another entity, and that his responsibilities to such entity must have priority and (ii) sits or may sit on the board of directors of other entities. Notwithstanding the same, the Director will use reasonable efforts to coordinate his respective commitments so as to fulfill his obligations to the Company and, in any event, will fulfill his legal obligations as a Director. Other than as set forth above, the Director will not, without prior notification to the Board, engage in any other business activity which could reasonably be expected to materially interfere with the performance of his duties, services, and responsibilities hereunder or which is in violation of the reasonable policies established from time to time by the Company and of which the Director has been provided copies, provided that the foregoing shall in no way limit his activities on behalf of (i) any current or future employer and its affiliates or (ii) the board of directors of any entities on which he currently sits or hereafter joins. At such time as the Board receives such notification, the Board may require—upon a majority vote of the remaining Directors—the resignation of the Director if it determines that such business activity does in fact materially interfere with the performance of the Director’s duties, services, and responsibilities hereunder.

3. Compensation.

(a) Equity Compensation. Pursuant to the Company’s 2020 Equity and Incentive Plan (the “Plan”) and any amendments thereto, the Director shall receive, upon complete execution of this Agreement, a grant of Seventy Five Thousand (75,000) restricted shares of the Company’s common stock, with Thirty Seven Thousand Five Hundred (37,500) shares vesting immediately upon execution of this Agreement; and an additional Thirty Seven Thousand Five Hundred (37,500) restricted shares vesting on the two-year anniversary of this Agreement, so long as it has not been previously terminated by the Company. The Director shall also receive a stock option to purchase Thirty Seven Thousand Five Hundred Thousand (37,500) shares of the Company’s common stock with an exercise price equal to the closing share price on the grant date (which shall be the date the Director joins the Board). The stock option shall vest in four equal tranches of 9,375 shares on the 90, 180, 270 and 365 anniversary of this Agreement and shall be governed by the Plan. The foregoing grants of restricted shares and options shall be made on the Company’s customary form of restricted stock award and stock option award for directors.

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(b) Director Fees. In further consideration for the Director’s, during the Directorship Term, the Director shall be paid $6,000 per quarter payable on the first business day of each quarter (or shortly thereafter based on the first subsequent payroll issuance that occurs in the ordinary course of business), with the first quarterly payment made upon complete execution of this Agreement (or shortly thereafter based on the first subsequent payroll issuance that occurs in the ordinary course of business) by wire transfer (or other means) to the account designated by the Director.

(c) Independent Contractor. The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

(d) Expense Reimbursements. During the Directorship Term, the Company shall reimburse the Director for (i) all reasonable out-of-pocket expenses incurred by the Director in attending any in-person meetings, provided that the Director complies with the generally applicable policies, practices, and procedures of the Company for submission of expense reports, receipts, or similar documentation of such expenses, and (ii) any costs associated with filings required to be made by the Director or any of the entities managed or controlled by the Director to report beneficial ownership or the acquisition or disposition of securities of the Company. Any reimbursements for material expenses (as compared to reasonable out-of-pocket expenses of the Director) must be approved in advance by the Company.

4. Directorship Term. The “Directorship Term” as used in this Agreement, shall mean the period commencing on the date hereof and terminating on the earlier of the date of the next annual stockholders meeting or the earliest of the following to occur:

(a) the death of the Director;

(b) the termination of the Director from his membership on the Board by the mutual agreement of the Company and the Director;

(c) the removal of the Director from the Board by the majority stockholders of the Company; or

(d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment. The Director represents to the Company that his execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he has with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any officer, director, employee, stockholder, representative, or agent of the Company or any of their respective affiliates with regard to this Agreement.

6. Director Covenants.

(a) Unauthorized Disclosure. The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, services, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and proprietary, and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable and lawful under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical, or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by, or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested by him/her in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company. Nothing contained herein shall be deemed to preclude or restrict the Director from making any legally required disclosures or from making disclosures pursuant to any whistleblower or similar statutory or regulatory regime.

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(b) Non-Solicitation. During the Directorship Term and for a period of three (3) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer (including those reasonably expected to be a customer) of the Company or otherwise had a material business relationship with the Company.

(c) Non-Compete. During the Directorship Term, without the Board’s approval, the Director shall not in any manner, through any person, firm, or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor, or employee of or consultant to any other corporation or enterprise, directly engage in the business of developing, marketing, selling, or supporting technology to or for businesses in which the Company engages in or in which the Company has an actual intention, as evidenced by the Company’s written business plans created during the Directorship Term, to engage in, within any geographic area in which the Company is then conducting such business. Nothing in this Section 6 shall prohibit the Director from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of the outstanding stock of any class of securities of a corporation, which is publicly traded, so long as the Director has no active participation in the business of such corporation.

(d) Insider Trading. The Director understands and acknowledges that the securities of the Company are publicly traded and subject to the Securities Act of 1933 and the Securities Exchange Act of 1934. As a result, the Director agrees to: (i) refrain from trading in securities of the Company while in possession of material nonpublic information, (ii) refrain from disclosing any material nonpublic information to anyone except as permitted in connection with the performance of the Director’s duties hereunder or as required by law, and (iii) communicate to any person who, to the Director’s knowledge, receives any material nonpublic information, that such information is material nonpublic information and that the trading and disclosure restrictions in clause (i) above also apply to such person.

(e) Remedies. The Director agrees that any breach of the terms of this Section 6 would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. The Director, therefore, also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Director and/or any and all entities acting for and/or with the Director, without having to prove damages or paying a bond, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, but not limited to, the recovery of damages from the Director. The Director acknowledges that the Company would not have entered into this Agreement had the Director not agreed to the provisions of this Section 6.

(f) The provisions of this Section 6 shall survive any termination of the Directorship Term, and the existence of any claim or cause of action by the Director against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 6.

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7. Termination for Cause. The Company may terminate the engagement of the Director if the Board determines—upon a majority vote of the remaining Directors—that the Director has:

(a) materially breached any provision hereof or habitually neglected the duties which the Director was required to perform under any provision of this Agreement;

(b) misappropriated funds or property of the Company or otherwise engaged in acts of dishonesty, fraud, misrepresentation, or other acts of moral turpitude, even if not in connection with the performance of the Director’s duties hereunder, which could reasonably be expected to result in serious prejudice to the interests of the Company if the Director was retained as a director;

(c) secured any personal profit not completely disclosed to and approved by the Company in connection with any transaction entered into on behalf of or with the Company or any affiliate of the Company; or

(d) failed to carry out and perform duties assigned to the Director in accordance with the terms hereof in a manner acceptable to the Board after a written demand for substantial performance is delivered to the Director which identifies the manner in which the Director has not substantially performed the Director’s duties and provided further that the Director shall be given a reasonable opportunity to cure such failure.

For purposes of this section, the Director shall not be terminated for Cause without: (i) reasonable notice to the Director setting forth the reasons for the Company’s intention to Terminate for Cause and a reasonable opportunity to cure such situation (if capable of cure), (ii) an opportunity for the Director, together with counsel, to be heard before the Board, and (iii) delivery to the Director of a notice of termination from the Board of the Company, finding that, in the good faith opinion of the Board, the Director had engaged in the conduct set forth above and specifying the particulars thereof in detail.

8. Indemnification. The Company agrees to indemnify the Director for his activities as a member of the Board as set forth in the Director and Officer Indemnification Agreement attached hereto as Exhibit A. In addition, the Company shall exercise its best efforts to increase the coverage limit of its directors’ and officers’ liability insurance policy (and not otherwise diminish the scope or value of such coverage) based on market conditions and advice received from the Audit Committee of the Board of Directors and shall thereafter maintain in effect such coverage with a coverage limit of at least that amount and containing not materially less favorable provisions.

9. Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party hereto of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party hereto to enforce each and every provision in accordance with its terms. No waiver by either party hereto of any breach by the other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at that time or at any prior or subsequent time.

10. Notices. Every notice relating to this Agreement shall be in writing and shall be given by personal delivery, overnight delivery, registered or certified mail—all with postage prepaid and return receipt requested—or email with read receipt confirmation, to:

If to the Company:

LifeMD, Inc.

800 Third Avenue, Suite 2800

New York, NY 10022

Attn: Justin Schreiber, CEO

[***]

[***]

and/or

Eric H. Yecies, GC & CCO

[***] or [***]

[***]

If to the Director:

Robert Jindal

[***]

[***]

[***]

[***]

Either of the parties hereto may change their address for purposes of notice hereunder by giving notice in writing to such other party pursuant to this Section 10.

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11. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger), and assigns, as applicable. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

12. Entire Agreement. This Agreement (together with the other agreements referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

13. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

14. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

15. Dispute Resolution. In the event of any dispute arising under or pursuant to this Agreement, the parties agree to attempt to resolve the dispute in a commercially reasonable fashion before instituting any litigation (with the exception of emergency injunctive relief). If the parties are unable to resolve the dispute within thirty (30) days, then the parties agree to mediate the dispute with a mutually agreed upon mediator in New York, NY. If the parties cannot agree upon a mediator within ten (10) days after either party shall first request commencement of mediation, each party will select a mediator within five (5) days thereof, and those mediators shall select the mediator to be used. The mediation shall be scheduled within thirty (30) days following the selection of the mediator. The parties further agree that any applicable statute of limitations will be tolled for the period of time from the date mediation is requested until 14 days following the mediation. If the mediation does not resolve the dispute, then the parties irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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16. Legal Fees. The parties hereto agree that the non-prevailing party in any dispute, claim, action, or proceeding between the parties hereto arising out of or relating to the terms and conditions of this Agreement or any provision thereof (a “Dispute”), shall reimburse the prevailing party for reasonable attorney’s fees and expenses incurred by the prevailing party in connection with such Dispute; provided, however, that the Director shall only be required to reimburse the Company for its fees and expenses incurred in connection with a Dispute if the Director’s position in such Dispute was found by the court, arbitrator, or other person or entity presiding over such Dispute to be frivolous or advanced not in good faith.

17. Mutual Non-Disparagement. The parties mutually agree to forbear from making, causing to be made, publishing, ratifying, or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them.

18. Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended, or waived except by an instrument in writing duly signed by the party to be charged.

19. Tense and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for the purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, the Company has caused this Director Agreement to be executed by authority of its Board, and the Director has hereunto set his hand, on the day and year first above written.

LIFEMD, INC.

By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

DIRECTOR

By:	/s/ Robert Jindal
Robert Jindal, an individual

[Signature Page To Director Agreement]

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EXHIBIT A

LIFEMD, INC.

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, dated as of September __, 2021 (the “Agreement”), is made by and between LifeMD, Inc., a Delaware corporation (the “Company”), and Robert Jindal (the “Indemnitee”).

RECITALS:

A. The Delaware General Corporation Law provides that the business and affairs of a corporation shall be managed by or under the direction of its board of directors.

B. By virtue of the managerial prerogatives vested in the directors and officers of a Delaware corporation, directors, and officers act as fiduciaries of the corporation and its stockholders.

C. It is critically important to the Company and its stockholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Company.

D. In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Delaware law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

E. Courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation, and (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity.

F. The number of lawsuits challenging the judgment and actions of directors and officers of corporations, the costs of defending those lawsuits, and the threat to personal assets have all materially increased over the past several years, chilling the willingness of capable women and men to undertake the responsibilities imposed on corporate directors and officers.

G. Recent federal legislation and rules adopted by the Securities and Exchange Commission and the national securities exchanges have exposed such directors and officers to new and substantially broadened civil liabilities.

H. Under Delaware law, a director’s or officer’s right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director or officer and is separate and distinct from any right to indemnification the director may be able to establish.

I. Indemnitee is, or will be, a director of the Company and his or her willingness to serve in such capacity is predicated, in substantial part, upon the Company’s willingness to indemnify him or her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Delaware, and upon the other undertakings set forth in this Agreement.

J. In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s certificate of incorporation or bylaws (collectively, the “Constituent Documents”), any change in the composition of the Company’s Board of Directors (the “Board”), or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification and advancement of Expenses (as defined herein) to Indemnitee on the terms, and subject to the conditions, set forth in this Agreement.

K. In light of the considerations referred to in the preceding recitals, it is the Company’s intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

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AGREEMENT:

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

(a) “Change in Control” shall have occurred at such time, if any, as Incumbent Directors cease for any reason to constitute a majority of the directors. For purposes of this Section 1(a), “Incumbent Directors” means the individuals who, as of the date hereof, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(b) “Claim” means (i) any threatened, asserted, pending, or completed claim, demand, action, suit, or proceeding—whether civil, criminal, administrative, arbitrative, investigative, or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation—whether made, instituted, or conducted by the Company or any other Person—including, without limitation, any federal, state, or other governmental entity that Indemnitee reasonably determines might lead to the institution of any such claim, demand, action, suit or proceeding. For the avoidance of doubt, the Company intends the indemnity to be provided hereunder for acts or failure to act prior to, on, or after the date hereof.

(c) “Controlled Affiliate” means any corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract, or otherwise; provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 15% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e) “Expenses” means reasonable attorneys’ and experts’ fees and expenses, and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

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(f) “Indemnifiable Claim” means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his capacity as a director, officer, employee, or agent of the Company or as a director, officer, employee, member, manager, trustee, or agent of any other corporation, limited liability company, partnership, joint venture, trust, or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee, or agent of the Company or as a current or former director, officer, employee, member, manager, trustee, or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged, or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee, or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee or other fiduciary of such entity or enterprise and (i) such entity or enterprise is, or at the time of such service was, a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate (by action of the Board, any committee thereof or the Company’s Chief Executive Officer (“CEO”) (other than as the CEO himself)) caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged, or selected to serve in such capacity.

(g) “Indemnifiable Losses” means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, however, that Indemnifiable Losses shall not include Expenses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which Indemnitee shall have been adjudged liable to the Company, unless and only to the extent that the court in which such Indemnifiable Claim was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper (i.e., there was no bad faith, gross negligence, and/or willful misconduct by the Director).

(h) “Independent Counsel” means a nationally recognized law firm, or a member of a nationally recognized law firm, that is experienced in matters of Delaware corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal, or other), and amounts paid or payable in settlement, including, without limitation, all interest, assessments, and other charges paid or payable in connection with or in respect of any of the foregoing.

(j) “Person” means any individual, entity, or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended.

(k) “Standard of Conduct” means the standard for conduct by Indemnitee that is a condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of, or resulting from an Indemnifiable Claim. The Standard of Conduct is (i) good faith and a reasonable belief by Indemnitee that his action was in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that Indemnitee had no reasonable cause to believe that his conduct was unlawful, or (ii) any other applicable standard of conduct that may hereafter be substituted under the Delaware General Corporation Law.

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2. Indemnification Obligation. Subject only to Section 7 and to the proviso in this Section, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Section 5, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with (i) any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim or the Claim relates to or arises from the enforcement or prosecution of a right to indemnification under this Agreement, or (ii) the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended. Nothing herein is intended to limit the scope of permitted indemnification to Indemnitee under the laws of the State of Delaware.

3. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Indemnifiable Claim, of any and all actual and reasonable Expenses relating to, arising out of, or resulting from any Indemnifiable Claim paid or incurred by Indemnitee. Without limiting the generality or effect of any other provision hereof, Indemnitee’s right to such advancement is not subject to the satisfaction of any Standard of Conduct. Without limiting the generality or effect of the foregoing, within ten business days after any request by Indemnitee that is accompanied by supporting documentation for specific reasonable Expenses to be reimbursed or advanced, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement, or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee’s ability to repay the Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced, or reimbursed by the Company in respect of Expenses relating to, arising out of, or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 7, that Indemnitee is not entitled to indemnification hereunder.

4. Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all actual and reasonable Expenses paid or incurred by Indemnitee in connection with any Claim made, instituted, or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company; provided, however, if it is ultimately determined that the Indemnitee is not entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be, then the Indemnitee shall be obligated to repay any such Expenses to the Company; provided further, that, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance, or insurance recovery, as the case may be, Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for the entire amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. Procedure for Notification. To obtain indemnification under this Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefore, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors’ and officers’ liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all Indemnifiable Claims and Indemnifiable Losses in accordance with the terms of such policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, substantially concurrently with the delivery thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and to the extent that such failure results in forfeiture by the Company of substantial defenses, rights, or insurance coverage.

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7. Determination of Right to Indemnification.

(a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in Section 7(b)) shall be required.

(b) To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination required to be made under the laws of the State of Delaware as to whether Indemnitee has satisfied the applicable Standard of Conduct (a “Standard of Conduct Determination”) shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct Determination be made pursuant to this clause (i), (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) if such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors, or (C) if there are no such Disinterested Directors, or if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(c) If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) to have satisfied the applicable Standard of Conduct, then the Company shall pay to Indemnitee, within ten business days after the later of (x) the notification date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted, and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses. Nothing herein is intended to mean or imply that the Company is intending to use the Delaware General Corporations Law to dispense with a requirement that Indemnitee meet the applicable Standard of Conduct where it is otherwise required by such statute.

(d) If a Standard of Conduct Determination is required to be, but has not been, made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected by the Board or a committee of the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is required to be, or to have been, made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(d) to make the Standard of Conduct Determination shall have been selected within 30 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 7(d) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(d), as the case may be, either the Company or Indemnitee may petition the courts of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by such court or by such other person as such Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the actual and reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 7(b).

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8. Cooperation. Indemnitee shall cooperate with reasonable requests of the Company in connection with any Indemnifiable Claim and any individual or firm making such Standard of Conduct Determination, including providing to such Person documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to defend the Indemnifiable Claim or make any Standard of Conduct Determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including reasonable attorneys’ and experts’ fees and expenses) actually and reasonably incurred by Indemnitee in so cooperating with the Person defending the Indemnifiable Claim or making such Standard of Conduct Determination.

9. Presumption of Entitlement. Notwithstanding any other provision hereof, in making any Standard of Conduct Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable Standard of Conduct.

10. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable Standard of Conduct or that indemnification hereunder is otherwise not permitted.

11. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the State of Delaware, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will without further action be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company may not, without the consent of Indemnitee, adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish, or encumber Indemnitee’s right to indemnification under this Agreement.

12. Liability Insurance and Funding. For the duration of Indemnitee’s service as a director of the Company and for a reasonable period of time thereafter, which such period shall be determined by the Company in its sole discretion but shall in no event be less than two (2) years, the Company shall cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company, that is substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. Upon reasonable request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements, and other related materials. In all policies of directors’ and officers’ liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors and officers most favorably insured by such policy. Notwithstanding the foregoing, the Company may, but shall not be required to, create a trust fund, grant a security interest, or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement. The Company understands and acknowledges that the Director may resign from all positions with the Company if it fails to timely implement, or to thereafter maintain in place, such increased coverages.

13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee’s successors), including any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee’s reasonable Expenses, including reasonable attorneys’ fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

14. No Duplication of Payments.

(a) The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Indemnifiable Losses to the extent Indemnitee has otherwise already actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of “Indemnifiable Claim” in Section 1(f)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

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(b) Notwithstanding anything to the contrary contained in Section 14(a) above, the Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses, and/or insurance provided by one or more venture capital funds, the general partners, managing members, or other control persons and/or any affiliated management companies of such venture capital funds, and certain of its or their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that in connection with any Indemnifiable Claim, (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Company’s Constituent Documents (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and, (iii) it irrevocably waives, relinquishes, and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 14(b).

15. Defense of Claims. Subject to the provisions of applicable policies of directors’ and officers’ liability insurance, if any, the Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee, and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Claim has been made or might reasonably be expected to be made, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Indemnifiable Claim for all indemnitees in Indemnitee’s circumstances) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company’s prior written consent. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

16. Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

17. Successors and Binding Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, or otherwise (and such successor will thereafter be deemed the “Company” for purposes of this Agreement), but shall not otherwise be assignable or delegable by the Company.

(b) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s personal or legal representatives, executors, administrators, heirs, distributees, legatees, and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

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18. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests, or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered, email with read receipt (legal@lifemd.com), or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the General Counsel of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party hereto may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

19. Governing Law. The validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including, without limitation, objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 18 and also agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

20. Dispute Resolution. In the event of any dispute arising under or pursuant to this Agreement, the parties agree to attempt to resolve the dispute in a commercially reasonable fashion before instituting any litigation (with the exception of emergency injunctive relief). If the parties are unable to resolve the dispute within thirty (30) days, then the parties agree to mediate the dispute with a mutually agreed upon mediator in New York, NY. If the parties cannot agree upon a mediator within ten (10) days after either party shall first request commencement of mediation, each party will select a mediator within five (5) days thereof, and those mediators shall select the mediator to be used. The mediation shall be scheduled within thirty (30) days following the selection of the mediator. The parties further agree that any applicable statute of limitations will be tolled for the period of time from the date mediation is requested until 14 days following the mediation. If the mediation does not resolve the dispute, then the parties irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

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20. Validity. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable, or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable, or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid, or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable, or otherwise illegal as contemplated by the immediately preceding sentence, the parties hereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable, or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable, or otherwise illegal.

21. Miscellaneous. No provision of this Agreement may be waived, modified, or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party hereto that is not set forth expressly in this Agreement.

22. Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (1) “it” or “its” or words of any gender include each other gender, (2) words using the singular or plural number also include the plural or singular number, respectively, (3) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (4) the terms “Article,” “Section,” “Annex” or “Exhibit” refer to the specified Article, Section, Annex, or Exhibit of or to this Agreement, (5) the terms “include,” “includes” and “including” will be deemed to be followed by the words “without limitation” (whether or not so expressed), and (6) the word “or” is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, “business day” means any day other than Saturday, Sunday, or a United States federal holiday.

23. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect. This Agreement is not the exclusive means of securing indemnification rights of Indemnitee and is in addition to any rights Indemnitee may have under any Constituent Documents or Delaware Law.

24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

25. Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) six years after the date that the Indemnitee shall have ceased to serve as a director, officer, employee, agent, or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise which the Indemnitee served at the request of the Company; (b) the expiration of the applicable statutes of limitations pertaining to any and all potential proceedings covered by the indemnification provided for herein; or (c) the final termination of all pending proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to this Agreement relating thereto.

[-Signature Page Follows-]

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IN WITNESS WHEREOF, Indemnitee has executed, and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

LIFEMD, INC.

By:	/s/ Justin Schreiber
Justin Schreiber
Chief Executive Officer

INDEMNITEE:

By:	/s/ Robert Jindal
Robert Jindal, an individual

[Signature Page To Director And Officer Indemnification Agreement]

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